UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2025

(Exact name of registrant as specified in its charter)

Customers Bancorp, Inc.

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

701 Reading Avenue

West Reading PA 19611

(Address of principal executive offices, including zip code)

(610) 933-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, par value $1.00 per share	CUBI/PF	New York Stock Exchange
5.375% Subordinated Notes due 2034	CUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

 On December 15, 2025, Customers Bancorp, Inc. (the “Company”) and Customers Bank (the “Bank”) completed an underwritten public offering of $100,000,000 in aggregate principal amount of its 6.875% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated as of December 15, 2025, among the Company, the Bank and Keefe, Bruyette & Woods, Inc., Piper Sandler & Co. and Raymond James & Associates, Inc., as representatives of the several underwriters named therein (the “Underwriters”). The price to the public was 100.00% of the principal amount of the Notes.

The Company estimates the net proceeds from the sale of the Notes, after deducting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $98,000,000. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, but are not limited to, the redemption of less than all of the Bank’s 6.125% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “2029 Subordinated Notes”) on March 26, 2026, working capital and the funding of organic growth at the Bank, repaying indebtedness, redeeming shares of the Company’s preferred stock once they become redeemable, repurchasing shares of the Company’s common stock, funding, in whole or in part, possible future acquisitions of other financial services businesses. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries,’ funding requirements, the availability of other funds, and our determination regarding the early redemption of the 2029 Subordinated Notes.

The offering of the Notes was made pursuant to the Company’s effective shelf registration statement on Form S-3ASR (Registration Statement No. 333-290008) previously filed by the Company with the Securities and Exchange Commission (the "SEC") on September 3, 2025, including the base prospectus contained therein, the preliminary prospectus supplement dated December 15, 2025 and final prospectus supplement dated December 15, 2025, each filed by the Company with the SEC relating to the offering of the Notes.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Bank and the registration statement, prospectus, prospectus supplement and other documents and filings relating to the offering of the Notes. In addition, the Company and the Bank have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing summary description of the Underwriting Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any offer or sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Notes are not deposits or savings accounts or other obligations of our bank or non-bank subsidiaries and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 15, 2025, by and between Customers Bancorp, Inc., Customers Bank and Keefe, Bruyette & Woods, Inc., Piper Sandler & Co. and Raymond James & Associates, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC. By: /s/ Mark R. McCollom Name: Mark R. McCollom Title: Chief Financial Officer

Date: December 17, 2025